Exhibit 99.1

VERTEX HOLDINGS, L.P.

FINANCIAL STATEMENTS

Years Ended December 31, 2011 and 2010

CONTENTS
Page

Report of Independent Registered Public Accounting Firm	1

Financial Statements:

Consolidated Balance Sheets	2

Consolidated Statements of Income and Partners’ Capital	3

Consolidated Statements of Cash Flows	4

Notes to Consolidated Financial Statements	5

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Vertex Holdings, L.P.

We have audited the accompanying consolidated balance sheets of Vertex Holdings, L.P. (the "Company") as of December 31, 2011 and 2010, and the related consolidated statements of income and partners’ capital, and cash flows for the years then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Vertex Holdings, L.P. as of December 31, 2011 and 2010, and the results of its operations and its cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ LBB & Associates Ltd., LLP
LBB & Associates Ltd., LLP

Houston, Texas
November 23, 2012

VERTEX HOLDINGS, L. P.
CONSOLIDATED BALANCE SHEETS
($ in thousands)

	December 31,	December 31,
	2011	2010
ASSETS

Current assets
Cash and cash equivalents	$1,460	$373
Accounts receivable:
Trade	921	646
Related parties	724	408
Inventory	145	162
Prepaid expenses and other current assets	182	220
Total current assets	3,432	1,809

Noncurrent assets
Fixed assets, net	6,324	6,310
Goodwill	1,800	1,800
Total noncurrent assets	8,124	8,110

TOTAL ASSETS	$11,556	$9,919

LIABILITIES AND PARTNERS’ CAPITAL

Current liabilities
Current maturities – long-term debt	$1,022	$5,294
Accounts payable and accrued expenses	1,168	1,239
Line of credit	-	162
Other current liabilities	86	-
Notes payable – related parties	34	34
Total current liabilities	2,310	6,729

Long-term debt, less current maturities	3,806	393
Total liabilities	6,116	7,122

Commitments and contingencies

Partners’ capital	5,440	2,797

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$11,556	$9,919

See accompanying notes to the consolidated financial statements.

VERTEX HOLDINGS, L. P.
CONSOLIDATED STATEMENTS OF INCOME AND PARTNERS’ CAPITAL
($ in thousands)

	2011	2010

Revenues	$32,495	$20,679

Cost of revenues	21,676	15,174

Gross profit	10,819	5,505

Selling, general and administrative expenses	6,392	5,414

Income from operations	4,427	91

Other income (expense)
Other income	22	143
Interest expense	(148)	(286)
Total other income (expense)	(126)	(143)

Net income (loss) before noncontrolling interests	4,301	(52)

Net income (loss) attributable to noncontrolling interests	9	(15)

Net income (loss)	4,292	(37)

Partners’ capital, beginning of year	2,797	3,031

Less: distributions to partners	(1,649)	(197)

Partners’ capital, end of year	$5,440	$2,797

See accompanying notes to the consolidated financial statements.

VERTEX HOLDINGS, L. P.
CONSOLIDATED STATEMENTS OF CASH FLOWS
($ in thousands)

	2011	2010

Cash flows operating activities
Net income (loss)	$4,292	$(37)
Adjustments to reconcile net income (loss) to cash
provided by operating activities
Depreciation and amortization	766	760
Gain on disposal of fixed assets	(22)	(23)
Changes in assets and liabilities
Accounts receivable – trade	(275)	626
Accounts receivable – related parties	(316)	(19)
Inventory	17	3
Prepaid expenses and other current assets	38	114
Accounts payable and accrued expenses	(71)	(445)
Net cash provided by operating activities	4,429	979

Cash flows from investing activities
Purchase of fixed assets	(781)	(590)
Proceeds from sale of fixed assets	22	32
Proceeds from related party note payable	-	965
Net cash provided (used) by investing activities	(759)	407

Cash flows from financing activities
Line of credit, net	(162)	(139)
Proceeds from long-term debt	5,082	-
Payments on long-term debt	(5,940)	(1,332)
Proceeds from capital leases	92	-
Payments on capital leases	(6)	-
Distributions - partners	(1,649)	(171)
Distributions – minority interests	-	(26)
Net cash used in financing activities	(2,583)	(1,668)

Net change in cash and cash equivalents	1,087	(282)

Cash and cash equivalents at beginning of the period	373	655

Cash and cash equivalents at end of period	$1,460	$373

SUPPLEMENTAL INFORMATION
Cash paid for interest during the period	$148	$286

NON-CASH TRANSACTIONS
Conversion of line of credit into long-term debt	$-	$2,390

See accompanying notes to the consolidated financial statements.

VERTEX HOLDINGS, L. P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - NATURE OF OPERATIONS

Vertex Holdings, L.P. – (the “Partnership”) is a Texas limited partnership organized in March 2001.  The Partnership is a petroleum recovery company, focused on recycle/reuse options for petroleum products, crudes, and used lubricants.  The Partnership serves as a buyer and logistical manager of petroleum products used for fuels and feedstock throughout the United States.

Vertex Recovery, L.P. – a subsidiary of the Partnership, collects and recycles used oil and residual materials from large regional and national companies throughout the United States and Canada. Vertex Recovery facilitates its services through a network of independent recyclers and franchise collectors.

Crossroad Carriers, L.P. – a subsidiary of the Partnership, was formed in December 2004.  Crossroad Carriers is a third-party common carrier hauling liquid petroleum products.

Cedar Marine Terminals, L.P. – a subsidiary of the Partnership, maintains a 19-acre bulk liquid storage facility on the Houston Ship Channel.  Currently, the terminal serves as a truck-in, barge-out facility providing through-put terminal operations into the Houston market from surrounding metropolitan areas.

H&H Oil, L.P. – a subsidiary of Vertex Recovery, was acquired in 2007 to enhance the Partnership’s market presence in the liquid petroleum transportation industry.  The Partnership collects and recycles used oil and residual materials from facilities based in Austin, Baytown, and Corpus Christi, Texas.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principal of Consolidation.  These financial statements include the Partnerships’ accounts and those of majority-owned and controlled operating partnerships.  All significant intercompany items have been eliminated in consolidation.

Cash and Cash Equivalents.  For purposes of the statement of cash flows, the Partnership considers all short-term investments purchased with original maturities of three months or less to be cash equivalents.

Accounts Receivable.  The Partnership considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required.  If amounts become uncollectible, they will be charged to operations in the period the determination of uncollectability is made.

Inventory.  Inventory consists of used oil and residual materials and are reported at the lower of cost or market.

Property and Equipment.  Property and equipment are stated at cost.  Costs for significant upgrades and repairs are capitalized in the period purchased.  Ongoing maintenance and repairs are expensed in the period incurred.  The cost of property, plant and equipment sold or retired and the related depreciation are removed from the balance sheet in the period of sale or disposition.   Depreciation is computed using the straight-line method over the estimated economic lives of the assets.

VERTEX HOLDINGS, L. P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Goodwill. The Partnership’s goodwill is comprised primarily of amounts related to the 2008 acquisition of H&H Oil, L.P. (“H&H”). Management expects the H&H assets to contribute indefinitely to the cash flows of the Partnership. Goodwill is not amortized, but is tested at least annually for impairment.

For the goodwill impairment test, the fair value of the reporting units are estimated based on market multiples.  This approach employs market multiples based on earnings before interest, depreciation and amortization and earnings for companies that are comparable to the Partnership’s reporting units.  The assumptions used for the impairment test are consistent with those utilized by a market participant performing similar valuations for the Partnership’s reporting units.

Revenue recognition. Revenue is recognized when persuasive evidence of an arrangement exists, goods are delivered, sales price is determinable, and collection is reasonably assured.  Revenue is recognized upon delivery by truck and railcar of feedstock to its re-refining customers and upon product leaving the Company’s terminal facilities via barge.

Income Taxes.  The Partnership is not a taxable entity for federal income tax purposes.  The Partnership’s taxable income or loss, which may vary substantially from the net income or net loss reported in the statement of income and partners’ capital, is includable proportionally in the federal income tax return of each partner.

Comprehensive Income.  Statement of Financial Accounting Standards No. 130, "Accounting for Comprehensive Income," requires that enterprises report comprehensive income.  For the years ended December 31, 2011 and 2010, there are no differences between net income and comprehensive income.

Use of Estimates.  The preparation of the accompanying consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions about future events.  These estimates and the underlying assumptions affect the amounts of assets and liabilities reported, disclosures about contingent assets and liabilities, and reported amounts of revenues and expenses.  Such estimates include the collectability of accounts receivable, the valuation of goodwill, legal contingencies, and indemnifications, among others.  Any effects on the business, financial position or results of operations from revisions to these estimates are recorded in the period in which the facts that give rise to the revision become known.

Reclassifications. Certain prior year amounts have been reclassified to conform to the current year presentation.  Net income (loss) and partners’ capital were not affected by these reclassifications.

Recently Issued Accounting Pronouncements. The Company periodically evaluates the financial impact and effective date of all recently issued pronouncements of the FASB and other governing accounting and financial reporting bodies.  Management does not feel any pronouncement that has been issued or becomes effective subsequent to December 31, 2011, through the date of this report, is expected to have a material impact on the consolidated financial statements of the Company.

VERTEX HOLDINGS, L. P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – FIXED ASSETS, net

Property and equipment at December 31, 2011 and 2010 consist of the following classifications:

	2011	2010
Leasehold improvements, processing and storage facilities	$3,710,466	$3,267,052
Equipment	4,099,565	3,899,184
Vehicles	951,003	958,323
Office equipment, furnishings	338,666	338,295
	9,099,700	8,462,854
Less: accumulated depreciation	(2,775,605)	(2,153,130)
	$6,324,095	$6,309,724

Depreciation expense of approximately $766,000 and $760,000 was charged to operations for the years ended December 31, 2011 and 2010, respectively.

NOTE 4 - REVOLVING CREDIT FACILITY

On July 21, 2009, Charter Bank provided a revolving line of credit to H&H Oil L.P., not to exceed $300,000.  The outstanding balance accrues interest at a variable “lender rate” adjusted quarterly of no less than 8.00% (8.00% at December 31, 2011 and 2010).  The line matured on July 21, 2010 and was renewed through July 21, 2011.  Advances under the line were limited to eighty percent of eligible accounts receivable and fifty percent of eligible inventory, as defined by the agreement.  The line is secured by accounts receivable and inventory, assignment of life insurance policies, and a personal guarantee of the managing partner.  The balance outstanding on the line of credit was approximately $-0- and $162,000 at December 31, 2011 and 2010, respectively.

On June 15, 2010, the Regions Bank revolving line of credit was converted to a seven-year term note payable. The note requires monthly payments of $37,363, with interest at 8.00%, and matures June 2017. The line was secured by accounts receivable and inventory, assignment of life insurance policies, and a personal guarantee of the managing partner. The balance outstanding on the note was approximately $2,207,000 at December 31, 2010.  The Regions Bank loan was refinanced through Bank of America, NA in September 2011.

VERTEX HOLDINGS, L. P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - LONG-TERM DEBT

Long-term debt at December 31, 2011 and 2010 consisted of the following:

	2011	2010
Note to Regions Bank, due in monthly installments of $17,754, with interest at 5.25%, secured by Partnership equipment, paid off September 2011.	$-	$567,234
Note to Regions Bank, due in monthly installments of $9,247, with interest at 6.20%, secured by Partnership equipment, paid off September 2011.	-	248,939
Note to Regions Bank, due in monthly installments of $9,764, with interest at 6.40%, secured by Partnership equipment, paid off September 2011.	-	236,439
Note to Regions Bank, due in monthly installments of $15,970, with interest at 4.50%, secured by Partnership equipment, paid off September 2011.	-	436,487
Note to Regions Bank, due in monthly installments of $34,799, with interest at 5.25%, secured by Partnership equipment, paid off September 2011.	-	1,054,659
Note to Regions Bank, due in monthly installments of $6,489, with interest at 5.25%, secured by Partnership equipment, paid off September 2011.	-	117,500
Note to Regions Bank, due in monthly installments of $10,394, with interest at 9.06%, secured by Partnership equipment, paid off September 2011.	-	310,647
Note to Charter Bank, due in monthly installments of $10,428, with interest at 9.20%, secured by Partnership equipment, paid off September 2011.	-	466,394
Note to Catherine Reese due in monthly installments of $1,531, with interest at 5.00%, unsecured, paid off September 2011.	-	26,506
Note to Navistar, due in monthly installments of $3,265, with interest at 6.00%, secured by Partnership equipment, matured January 2012.	1,377	14,887
Note to Regions Bank, due in monthly installments of $37,363, with interest at 8.00%, secured by Partnership assets, maturing June, 2017.	-	2,207,194
Note to Bank of America due in monthly installments of $83,057, with interest at 3.25%, secured by Partnership assets, maturing September, 2014.	4,735,405	-
Note to Ally Bank due in monthly installments of $693, with interest at 3.25%, secured by Partnership assets, maturing April, 2016	34,656	-
Note to Ally Bank due in monthly installments of $1,786, with interest at 3.25%, secured by Partnership assets, maturing February, 2015	55,909	-

	4,827,347	5,686,886

Less current maturities	(1,021,550)	(5,294,125)

Long-term debt	$3,805,797	$392,761

Maturities of the long-term debt are as follows:

Years ending December 31,
2012	$1,021,550
2013	1,024,266
2014	2,771,735
2015	9,796
Total	$4,827,347

VERTEX HOLDINGS, L. P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - RELATED PARTIES TRANSACTIONS

The Partnership holds unsecured notes payable to two limited partners pursuant to revolving loan commitments executed on March 1, 2001.  The balance due on each of these notes is $17,000 at December 31, 2011 and 2010.  The agreement requires interest, payable semi-annually, at a rate between 4.80% and a maximum rate determined by the agreements.

The Partnership provides sales and services to Vertex Energy, Inc. (“VEI”) a publicly traded corporation controlled by the partners.  Transactions include sales of feedstock products to VEI, transportation of VEI feedstock to processors and terminal facilities, transportation of refined products to VEI customers, sublease of terminal facilities and sublease of office facilities. The Partnership believes the terms of these arrangements are consistent with third party arrangements that provide similar sales and services.

Revenue from VEI approximated $22,190,000 or 68% of total revenue for the year ended December 31, 2011; and $13,900,000 or 67% of total revenue for the year ended December 31, 2010. Accounts receivable attributable to VEI were approximately $724,000 and $408,000 at December 31, 2011 and 2010, respectively.

The Partnership subleases office space to VEI under an arrangement expiring June 2013. Rental payments under the office space sublease are $6,629 monthly.  Rental income under the sublease was approximately $80,000 for the years ended December 31, 2011 and 2010.

The Partnership subleases terminal and storage facilities to VEI under agreements expiring June 2012.  Monthly rental payments under the leases total $72,000.  Total monthly rental payments under these subleases totaled $864,000 and $783,000 for the years ended December 31, 2011 and 2010. These subleases are currently on a month to month basis.

The Partnership has an operating and licensing agreement with VEI, that provides VEI with an irrevocable, non-transferable, royalty-free, perpetual right to use the Company’s Thermal Chemical Extraction Process “TCEP” to re-refine certain used oil feedstock and associated operations of this technology on a global basis.  This includes the right to utilize the technology in any future production facilities built by VEI. VEI must approve any research and development costs that are performed by the Partnership and this may affect our ability to maintain technological feasibility of the technology which could impact the value of our patents.

VERTEX HOLDINGS, L. P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 – FAIR VALUE OF FINANCIAL INSTRUSMENTS

The Partnership’s investments are reported at fair value.  The Partnership believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.  The fair value measurement accounting literature establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value.  This hierarchy consists of three broad levels:

Level 1 - Quoted market prices in active markets for identical assets
Level 2 - Observable market-based inputs or unobservable inputs corroborated by market data
Level 3 - Unobservable inputs that are not corroborated by market data:

The carrying amounts of accounts receivable, accounts payable, accrued liabilities and accounts payable to related party amounts approximate fair values due to the immediate or short-term maturities of these financial instruments.  The Partnership does not own any financial instruments for which estimates of fair value disclosures utilize Level 2 and 3 inputs.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

The Partnership leases office facilities under an operating lease expiring in April 2012 and currently continues on a month-to-month basis.  Rental expense under this operating lease was approximately $116,000 and $114,000 for the years ended December 31, 2011 and 2010.

Future minimum non-cancelable rental payments under this lease total approximately $120,000 for the year ending December 31, 2012.

The Partnership has an agreement to lease storage tanks at a Cedar Bayou, Texas storage and transfer facility with a limited partner.  The January 1, 2007 agreement required a minimum monthly fee of $17,700 and continues with each twelve-month term beginning November 1, 2008.  The Partnership may terminate the agreement with ninety days notice.  Rental expense under this operating lease was approximately $180,000 for the years ended December 31, 2011 and 2010.

The Partnership is subject to legal claims and proceedings that arise in the ordinary course of business.  Some of these claims or proceedings against it may have an adverse effect on the financial condition or results of operations of the Partnership.  The Partnership’s management does not expect that the results in any of these potential legal proceedings will have an adverse affect on the Partnership’s financial condition or results of operations.  In accordance with ASC 450, “Contingencies,” the Partnership makes a provision for a liability when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated.  The Partnership believes it has adequate provisions for any such matters.  Nevertheless, it is possible that cash flows or results of operations could be materially affected in any particular period by the unfavorable resolution of a contingency.

VERTEX HOLDINGS, L. P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - RETIREMENT PLAN

The Partnership offers, to all eligible employees, the opportunity to participate in its defined contribution employee benefit plan and a profit-sharing plan.  Partnership contributions are discretionary and determined annually by the partners.  The Partnership has not contributed to the plan for the years ended
December 31, 2011 or 2010.

NOTE 10 - CONCENTRATIONS

The Partnership maintains its cash deposits primarily with Bank of America, NA and Regions Bank.  At December 31, 2011 and 2010, Partnership cash balances exceeded FDIC limits.

Credit terms are granted to customers of the Partnership.  The Partnership performs ongoing credit evaluations of its customers’ financial condition and, generally, requires no collateral from its customers.  Concentrations of credit risk with respect to trade receivables are limited by the large number of customers comprising the Partnership’s customer base and broad geographic area the Partnership services.

Partnership revenues, profitability and rate of growth are substantially dependent on prevailing prices for petroleum-based products.  Historically, the energy markets have been very volatile, and there can be no assurance that these prices will not be subject to wide fluctuations in the future.  A substantial or extended decline in such prices could have a material adverse effect on the Partnership’s financial position, results of operations, cash flows and access to capital and on the quantities of petroleum-based product that the Partnership can economically produce.

NOTE 11 – SUBSEQUENT EVENTS

On September 11, 2012, but effective August 31, 2012, Vertex Holdings, L.P. sold substantially all of its assets along with the real-estate properties of B & S Cowart Family L.P. ("B&S LP") for $28,791,000, consisting of $16,500,000 plus a working capital adjustment of approximately $467,000, and 4,545,455 restricted shares of common stock, valued at $7,113,000, and contingent consideration of $4,711,000 and the assumption of liabilities of approximately $2,213,000.

Prior to closing the sale, Vertex Holdings, L.P. contributed substantially all of its assets to an Acquisition Subsidiary. The contributed assets represent substantially all of its assets and liabilities relating to the business of transporting, storing, processing and re-refining petroleum products, crudes and used lubricants, including all of the outstanding equity interests in Vertex Holdings, L.P.’s wholly-owned operating subsidiaries, Cedar Marine Terminals, L.P., Crossroad Carriers, L.P., Vertex Recovery L.P. and H&H Oil, L.P. and B&S LP contributed real estate associated with the operations of H&H Oil, L.P.